News Release

Investor Contacts:

Tirth Patel

Edison Advisors

T: 646-653-7035

tpatel@edisongroup.com

MagneGas Successfully Completes Updated Independent Safety Testing

MagneGas2® Test Results Reinforce Safety Claims

TAMPA, FL – September 17, 2018 – MagneGas Corporation (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today that the Company has conducted a series of independent safety tests with multiple, independent third-party safety and engineering firms to further validate the Company’s safety claims regarding MagneGas2® compared to acetylene. The tests were highly favorable and support the Company’s claims that MagneGas2® is an extremely stable, safer alternative to acetylene, the most widely-used metal cutting fuel used globally today.

The Company engaged DEKRA, a leading global safety firm in operations to conduct two safety tests. First, DEKRA conducted three 10-minute minimum horizontal vibration tests. These tests simulate the real-world transportation of gas cylinders and is designed to deliberately agitate the cylinder’s contents evaluating their stability for their safe handling. The agitated cylinders were then used in subsequent tests.

Next, DEKRA conducted an industry standard 12-meter drop test that involved the free fall drop of an industrial gas cylinder onto a concrete pad with a steel plate cover. The primary purpose of this drop test is to gauge the stability of the cylinder contents to extreme external shock.

DEKRA conducted a total of nine 12-meter drop tests on cylinders filled at 100%, 60%, and 20% fill levels of MagneGas2®. In all instances, MagneGas2® contents remained completely stable with no explosions, fires, or evidence of instability.

Prior to shipping and testing, MagneGas and DEKRA took gas samples from each of the test cylinders for an independent analysis performed by two separate labs, Saybolt, a division of Core Laboratories, and The Gas Technology Institute, an American non-profit research and development organization which develops, demonstrates, and licenses new energy technologies for private and public clients, with a particular focus on the natural gas industry. The purposes of this analysis were to confirm the contents of the cylinders as disclosed in MagneGas’ industry standard Safety Data Sheets (“SDS”), identify any variation in the gas composition at the various test pressures after simulating normal usage, and validate the “as tested” composition of the gas by third parties. Only minor variations were found to date in the gas composition used in the vibration and drop tests.

“The periodic testing of our renewable fuels is a key validation point for our clients and partners,” commented Ermanno Santilli, Chief Executive Officer of MagneGas. “We are deeply committed to the production and sale of a safer alternative to acetylene, one of the most hazardous industrial gas products in use today. By employing globally-recognized independent testing experts such as DEKRA and Saybolt, we are very pleased to re-affirm and strengthen our claims of offering a vastly superior metal cutting fuel for safety purposes.”

“These test results are part of a comprehensive plan to enhance our inventory of independent, scientifically rigorous assessment of our technology,” commented Scott Mahoney, CFO of MagneGas. “We have made significant progress in the launch of our gas production capabilities in Europe. In the Netherlands in particular, the ports of Rotterdam and Amsterdam present a significant commercial opportunity due to the sheer scale of their operations. These tests are a key step in gaining local regulatory approval for the production, distribution and sale of MagneGas2® in the Netherlands first, and all of Europe thereafter.”

About DEKRA

As the global leader in safety at work, DEKRA Organizational Safety and Reliability is a consultant and partner to many of the world’s largest chemical, oil and gas, transportation, utilities, pharmaceutical, and agriculture companies. With a passionate, scientific approach to transforming safety, our clients mitigate risk to their employees, assets, and reputation in a quantifiable manner-and in the process, enhance business performance.

About Saybolt

Our fluids business focuses on crude oil and its derived products and operates under our trade name Saybolt. We service the energy industry with laboratory analyses, independent field inspections as well as monitoring and verification programs.

From the very early days of petroleum industry, we have developed into a multidisciplinary service provider. We have offices and laboratories strategically located throughout the world. While technological innovation has increased exponentially since we began offering our services in 1898, the basic principles of inspection remain constant: to provide swift, accurate and reliable data. Independence and Integrity are the unshakable cornerstones of our operations.

Our clients and partners include major oil companies, chemical industries, traders, shippers, buyers and insurance interests. We also specialize in representing governmental institutions and international organizations, such as the European Union and the United Nations and their specialized agencies and programs.

About GTI

GTI is a leading research, development and training organization that has been addressing global energy and environmental challenges by developing technology-based solutions for consumers, industry, and government for more than 75 years.

About MagneGas Corporation

MagneGas Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas® fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributors, ESSI, Green Arc Supply, Trico Welding Supply and Complete Welding of San Diego. ESSI has 3 locations in Florida, Green Arc 2 locations in Texas and one location in Louisiana, Trico has two locations in northern California, and Complete Welding has one location in southern California. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.